      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 2001
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                            INTUITIVE SURGICAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                            77-0416458
(STATE OR OTHER JURISDICTION OF                               (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                                -----------------

                            1340 W. MIDDLEFIELD ROAD
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 237-7000
           (Address of Principal Executive Offices including Zip Code)

                                -----------------

                           2000 EQUITY INCENTIVE PLAN

                        2000 EMPLOYEE STOCK PURCHASE PLAN

                 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)

                                -----------------

          LONNIE M. SMITH                                ALAN C. MENDELSON
PRESIDENT AND CHIEF EXECUTIVE OFFICER                    LATHAM & WATKINS
      INTUITIVE SURGICAL, INC.                        135 COMMONWEALTH DRIVE
      1340 W. MIDDLEFIELD ROAD                      MENLO PARK, CALIFORNIA 94028
   MOUNTAIN VIEW, CALIFORNIA 94043                          (650) 328-2600
          (650) 237-7000

                                -----------------

                     (NAME AND ADDRESS AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                -----------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                               AMOUNT            PROPOSED            PROPOSED           AMOUNT OF
                                               TO BE              MAXIMUM            MAXIMUM          REGISTRATION
                                             REGISTERED       OFFERING PRICE        AGGREGATE              FEE
                                                               PER SHARE (1)         OFFERING
                                                                                     PRICE (1)
---------------------------------------- ------------------- ------------------ ------------------- ------------------
Common stock, par value $.001 per share      2,273,232            $13.04          $29,642,945           $7,410.74
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) for (i) 1,986,600 shares available for future grants under the 2000 Equity Incentive Plan, (ii) 179,145 shares available for future grants under the 2000 Employee Stock Purchase Plan and (iii) 107,487 shares available for future grants under the 2000 Non-Employee Directors' Stock Option Plan, based on the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Stock Market on July 11, 2001. This registration statement shall also cover any additional shares of common stock which may become issuable under the Plan by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of the Company.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This registration statement covers shares of Common Stock of Intuitive Surgical, Inc. that have been authorized for issuance pursuant to the Intuitive Surgical, Inc. 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors' Stock Option Plan.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the SEC are incorporated herein by reference:

         (a) Intuitive Surgical, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 (including items incorporated by reference from the Registrant's Proxy Statement for its 2001 Annual Meeting of Stockholders) filed on March 30, 2001 (File No. 000-30713);

         (b) Intuitive Surgical, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 filed on May 14, 2001 (File No. 000-30713);

         (c) The description of the common stock, par value $.001 per share, of Intuitive Surgical, Inc. contained in the Registration Statement on Form 8-A (File No. 000-30713) filed on May 26, 2000; and

         (d) Intuitive Surgical, Inc.'s Current Reports on Form 8-K filed with the SEC on May 9, 2001.

         In addition, all documents filed by Intuitive Surgical, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein


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

modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Intuitive Surgical, Inc.'s Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, a director of Intuitive Surgical, Inc. shall not be personally liable to Intuitive Surgical, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to Intuitive Surgical, Inc. or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of Intuitive Surgical, Inc.'s Amended and Restated Certificate of Incorporation is to eliminate the rights of Intuitive Surgical, Inc. and its stockholders (through stockholders' derivative suits on behalf of Intuitive Surgical, Inc.) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through
(iv) above. This provision does not limit or eliminate the rights of Intuitive Surgical, Inc. or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, Intuitive Surgical, Inc.'s Amended and Restated Certificate of Incorporation provides that Intuitive Surgical, Inc. shall indemnify to the fullest extent permitted by law its directors, officers and employees and persons serving at any other enterprise as a director, officer or employee at Intuitive Surgical, Inc.'s request against losses incurred by any such person by reason of the fact that such person was acting in such capacity.

         In addition, Intuitive Surgical, Inc. has entered into agreements with certain directors and officers of Intuitive Surgical, Inc. pursuant to which Intuitive Surgical, Inc. has agreed to indemnify such persons against expenses (including attorneys' fees), judgments, fines and certain amounts paid in settlement actually and reasonably incurred by such indemnified person if such person is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such indemnified person is or was a director, officer, employee or agent of Intuitive Surgical, Inc. or any subsidiary of Intuitive Surgical, Inc., due to any action or inaction on the part of the indemnified person while an officer or director, or because the indemnified person is or was serving at the request of Intuitive Surgical, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, so long as such indemnified person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Intuitive Surgical, Inc. and, with respect to any criminal action or proceeding, if such indemnified person had no reasonable cause to believe his or her conduct was unlawful. The agreements also provide that such indemnified persons will be entitled to an advance of expenses to meet the obligations indemnified against as set forth above.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

EXHIBIT
4.1      Intuitive Surgical, Inc. 2000 Equity Incentive Plan (1)

4.2      Intuitive Surgical, Inc. 2000 Employee Stock Purchase Plan (1)

4.3      Intuitive Surgical, Inc. 2000 Non-Employee Directors' Stock Option Plan (1)

5.1      Opinion of Latham & Watkins

23.1     Consent of Ernst & Young LLP, Independent Auditors

23.2     Consent of Latham & Watkins (included in Exhibit 5.1)

24.1     Power of Attorney (included in the signature page to this registration statement).

----------------------

(1) Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No. 333-33016), originally filed with the SEC on March 22, 2000.


ITEM 9. UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section
                10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events
                arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

         (b) The registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on July 11,
2001.

                                          INTUITIVE SURGICAL, INC.

                                          /s/ Lonnie M. Smith
                                          -------------------------------------
                                          Lonnie M. Smith
                                          President and Chief Executive Officer

         Each person whose signature appears below constitutes and appoints Lonnie M. Smith and Alan C. Mendelson, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature                                         Title                                       Date
---------                                         -----                                       ----

/s/ Lonnie M. Smith                               President and Chief Executive Officer and   July 11, 2001
-----------------------------------------------   Director (Principal Executive Officer)
Lonnie M. Smith

/s/ Susan K. Barnes                               Vice President, Finance,                    July 11, 2001
-----------------------------------------------   Chief Financial Officer and Assistant
Susan K. Barnes                                   Secretary (Principal Financial and
                                                  Accounting Officer)

/s/ Scott S. Halsted                             Director                                     July 11, 2001
-----------------------------------------------
Scott S. Halsted

Signature                                         Title                                       Date
---------                                         -----                                       ----

/s/ Russell C. Hirsch                             Director                                    July 11, 2001
-----------------------------------------------
Russell C. Hirsch, M.D., Ph.D.

/s/ Richard J. Kramer                             Director                                    July 11, 2001
-----------------------------------------------
Richard J. Kramer

/s/ James A. Lawrence                             Director                                    July 13, 2001
-----------------------------------------------
James A. Lawrence

/s/ Alan J. Levy                                  Director                                    July 13, 2001
-----------------------------------------------
Alan J. Levy

                                                  Director                                    July __, 2001
-----------------------------------------------
Frederick H. Moll, M.D.

                                INDEX TO EXHIBITS

EXHIBIT
4.1      Intuitive Surgical, Inc. 2000 Equity Incentive Plan (1)

4.2      Intuitive Surgical, Inc. 2000 Employee Stock Purchase Plan (1)

4.3      Intuitive Surgical, Inc. 2000 Non-Employee Directors' Stock Option Plan (1)

5.1      Opinion of Latham & Watkins

23.1     Consent of Ernst & Young LLP, Independent Auditors

23.2     Consent of Latham & Watkins (included in Exhibit 5.1)

24.1     Power of Attorney (included in the signature page to this registration statement).

----------------------

(1) Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No. 333-33016), originally filed with the SEC on March 22, 2000.